## CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (file nos. 333-174897, 333-197616. 333-212612 and 333-222369) for Sigma Labs, Inc., of our report dated March 31, 2017, relating to the December 31, 2016 financial statements of Sigma Labs, Inc. included in this annual report (Form 10-K) of Sigma Labs, Inc. for the year ended December 31, 2017.

Pritchett Siler & Hardy PC

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah
April 17, 2018